Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Stereotaxis, Inc. 2012 Stock Incentive Plan, as amended June 5, 2013 by the shareholders, of our report dated March 27, 2014, with respect to the consolidated financial statements and schedule of Stereotaxis, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

May 2, 2014